UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2023

(Date of earliest event reported)

NovAccess Global Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8584 E. Washington Street, No. 127, Chagrin Falls, Ohio 44023
(Address of principal executive offices) (Zip Code)

(213) 642-9268

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2023, NovAccess Global Inc. (“NovAccess,” the “company” or “we”) entered into a letter agreement (the “letter agreement”) with AJB Capital Investments, LLC (“AJB”). On May 5, 2022, we issued a promissory note to AJB in the principal amount of $1.0 million in connection with another loan from AJB. On February 9, 2023, AJB loaned us an additional $265,000, which was added to the May 2022 note. Pursuant to the letter agreement, AJB loaned us an additional $75,000 on June 20, 2023, which was added to the May 2022 note. This $75,000 loan bears interest at 15% per annum and is due on July 16, 2023. We used $56,575 of the proceeds of the loan to repay the amount remaining on a November 7, 2022 loan from 1800 Diagonal Lending LLC and will use the remainder for general working capital purposes. Our chief executive officer Dwain K. Irvin guaranteed repayment of the $75,000 loan from AJB.

Also pursuant to the letter agreement, in consideration for the $75,000 loan NovAccess issued to AJB a “pre-funded” common stock purchase warrant to purchase 750,000 shares of the company’s common stock for $$0.0001 a share. The warrant expires after it has been exercised in full. If AJB is unable to sell the shares issued upon exercise of the warrant for $750,000, then AJB may require NovAccess to issue additional shares or pay cash in the amount of the shortfall. We are also required to register the warrant and warrant shares for resale under the Securities Act.

The AJB letter agreement and warrant are filed as exhibits to this Current Report on Form 8-K. The descriptions above are qualified in their entirety by reference to the full text of these documents.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01 above is incorporated by reference to this Item 3.02. The issuance of the warrant to AJB was exempt from registration under Section 4(a)(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1 Letter Agreement dated June 19, 2023 between NovAccess Global Inc. and AJB Capital Investments, LLC

Exhibit 10.2 Common Stock Purchase Warrant dated June 19, 2023 for 750,000 shares issued by NovAccess Global Inc. to AJB Capital Investments, LLC

Exhibit 104 Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NovAccess Global Inc.

Dated: June 23, 2023	/s/ Dwain K. Irvin
By: Dwain K. Irvin, Chief Executive Officer